UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2013

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 16, 2013, the Company held its Annual Meeting of Stockholders. During this meeting, our stockholders were asked to consider and vote upon three proposals: (1) the election of four Class III Directors to our Board of Directors to serve for a three-year term which expires at the annual meeting of stockholders in 2016, (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year, and (3) an advisory vote to approve the compensation of the named executive officers.

On the record date of March 22, 2013, there were 50,381,941 shares of the Company’s common stock issued and outstanding and entitled to be voted at the annual meeting. For each proposal, the results of the stockholder voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
1. Election of director nominees to serve as Class III directors, for a term which expires at the annual meeting of stockholders in 2016
Todd M. Bluedorn	40,090,722	1,164,527	6,222,594
C. L. (Jerry) Henry	40,440,683	814,566	6,222,594
Terry D. Stinson	35,518,759	5,736,490	6,222,594
Richard L. Thompson	40,437,733	817,516	6,222,594

	Votes For	Votes Against	Abstain
2. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2013	47,171,046	149,121	157,676

	Votes For	Votes Against	Abstain	Broker Non-Votes
3. Advisory vote on the compensation of the Company’s named executive officers	37,794,490	2,075,594	1,385,163	6,222,596

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: May 20, 2013

By:	/s/ John D. Torres
Name:	John D. Torres
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

3